UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 29, 2006
The Enstar Group, Inc.
(Exact name of registrant as specified in its charter)

Georgia	0-07477	63-0590560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Madison Avenue, Montgomery, Alabama	36104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (334) 834-5483
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
Enstar Group,Inc. Press Release

ITEM 8.01. OTHER EVENTS
On December 29, 2006, The Enstar Group, Inc., a Georgia corporation (“Enstar”), issued a press release announcing that its partially-owned equity affiliate, Castlewood Holdings Limited (“Castlewood “), and Oceania Holdings Ltd, a wholly-owned subsidiary of Castlewood, had entered into a definitive agreement for the purchase of Inter-Ocean Holdings Ltd. (“Inter-Ocean”) for a purchase price of approximately $57 million. The full text of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Inter-Ocean owns two reinsurers, one based in Bermuda and one based in Ireland. Both companies wrote international reinsurance and had in place retrocessional policies providing for the full reinsurance of all of the risks they assumed. As a consequence, Inter-Ocean retained no net insurance risk in respect of business written, but instead retained a fee or margin relating to each contract assumed and, in certain cases, earned a profit commission on the results of business ceded. Inter-Ocean remains liable, however, to its insureds and reinsureds should its reinsurers fail to meet their obligations. All such reinsurers are currently rated A or better by A.M. Best Company.
In April 2005, the board of directors of Inter-Ocean decided to have both companies cease underwriting new business and placed them into run-off. Castlewood has been providing management services to Inter-Ocean for approximately 11 months. Completion of the transaction is conditioned on, among other things, Bermuda regulatory approval and satisfaction of various other customary closing conditions. The transaction is expected to close in the first quarter of 2007 and is expected to be financed by approximately $24.5 million of new bank debt and available cash on hand.
Castlewood, a Bermuda company, acquires and manages insurance and reinsurance companies in run-off and provides management, consultancy and other services to the insurance and reinsurance industry. Enstar owns an approximately 33% economic interest in Castlewood and 50% of its voting stock.
On May 24, 2006, Enstar and Castlewood announced the execution of a definitive merger agreement, pursuant to which Enstar will become a wholly-owned subsidiary of Castlewood. In connection with the proposed merger, Castlewood has filed a registration statement, which includes a proxy statement prepared by Enstar and other materials, with the Securities and Exchange Commission (“SEC”). INVESTORS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CASTLEWOOD, ENSTAR, THE PROPOSED MERGER AND RELATED MATTERS. The registration statement and proxy statement, as well as other filed documents containing information about Castlewood, Enstar, the proposed merger and related matters, are available for free through Enstar’s website, www.enstargroup.com and the SEC’s website www.sec.gov.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, Castlewood may not be able to complete the proposed transactions on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure (i) to obtain governmental and regulatory approvals or (ii) to satisfy other closing conditions. Other important risk factors regarding Enstar and Castlewood are set forth in Item 1A. “Risk Factors” to Enstar’s Form 10-K/A for the year ended December 31, 2005 and under the heading “Risk Factors” in the registration statement on Form S-4 filed by Castlewood with the SEC. Those risk factors are hereby incorporated herein by reference. Furthermore, neither Enstar nor Castlewood undertakes any obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in their expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
     99.1 Text of Press Release of Enstar and Castlewood, dated December 29, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ENSTAR GROUP, INC.

Date: December 29, 2006	By: /s/ Cheryl D. Davis

Cheryl D. Davis Chief Financial Officer, Vice President of Corporate Taxes and Secretary

EXHIBIT INDEX
99.1 Text of Press Release of Enstar and Castlewood, dated December 29, 2006.